KUHLMAN CORPORATION

                                       and

                          HARRIS TRUST AND SAVINGS BANK
                                  Rights Agent







                                Rights Agreement

                           Dated as of April 30, 1997






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                                TABLE OF CONTENTS


Section                                                                                              Page


   1     Certain Definitions..........................................................................   1

   2     Appointment of Rights Agent..................................................................   8

   3     Issue of Right Certificates...................................................................  8

   4     Form of Right Certificates.................................................................... 10

   5     Countersignature and Registration............................................................. 12

   6     Transfer, Split Up, Combination and Exchange of Right Certificates;
          Mutilated, Destroyed, Lost or Stolen Right Certificates...................................... 13

   7     Exercise of Rights; Purchase Price; Expiration Date of Rights................................. 14

   8     Cancellation and Destruction of Right Certificates............................................ 18

   9     Reservation and Availability of Capital Stock................................................. 18

   10    Preferred Stock Record Date................................................................... 21

   11    Adjustment of Purchase Price, Number and Kind of Shares or Number
          of Rights.................................................................................... 21

   12    Certificate of Adjusted Purchase Price or Number of Shares.................................... 37

   13    Consolidation, Merger or Sale or Transfer of Assets or Earning Power.......................... 38

   14    Fractional Rights and Fractional Shares....................................................... 42

   15    Rights of Action.............................................................................. 45

   16    Agreement of Rights Holders................................................................... 45

   17    Right Certificate Holder Not Deemed a Stockholder............................................. 46

   18    Concerning the Rights Agent................................................................... 47

   19    Merger or Consolidation or Change of Name of Rights Agent..................................... 48

   20    Duties of Rights Agent........................................................................ 49




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Section                                                                                               Page

   21    Change of Rights Agent........................................................................ 53

   22    Issuance of New Right Certificates............................................................ 54

   23    Redemption and Termination.................................................................... 55

   24    Notice of Certain Events...................................................................... 57

   25    Notices....................................................................................... 58

   26    Supplements and Amendments.................................................................... 59

   27    Successors.................................................................................... 60

   28    Determination of Number of Shares Outstanding and Other
          Determinations............................................................................... 61

   29    Benefits of this Agreement.................................................................... 61

   30    Severability.................................................................................. 62

   31    Governing Law................................................................................. 62

   32    Counterparts.................................................................................. 63

   33    Descriptive Headings.........................................................................  63


Exhibit A -- Resolutions Amending and Restating the Terms of the Junior
             Participating Preferred Stock, Series A

Exhibit B -- Form of Right Certificate

Exhibit C -- Form of Summary of Rights



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         This Rights Agreement, dated as of April 30, 1997 (the "Agreement"), between KUHLMAN CORPORATION, a Delaware corporation (the "Company"), and Harris Trust and Savings Bank, an Illinois banking association (the "Rights Agent").


                               W I T N E S S E T H


         WHEREAS, on April 24, 1997 (the "Rights Dividend Declaration Date"), the Board of Directors of the Company authorized and declared a dividend distribution of one Preferred Stock Purchase Right (the "Rights") for each share of Common Stock, par value $1.00 per share, of the Company (the "Common Stock") outstanding at the Close of Business (as hereinafter defined) on April 30, 1997 (the "Record Date"), and has authorized the issuance of one Right (as such number may hereinafter be adjusted pursuant to the provisions of Section 11(p) hereof) for each share of Common Stock of the Company issued (whether originally issued or delivered from the Company's treasury) between the Record Date and the Distribution Date, each Right initially representing the right to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock of the Company having the rights, powers and preferences set forth in Exhibit A to this Agreement, upon the terms and subject to the conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

         Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

                  (a) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of securities of the Company constituting a Substantial Block, but shall not include (i) the Company, any


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         Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person organized, appointed or established by the Company or such Subsidiary as a fiduciary pursuant to the terms of any such employee benefit plan, (ii) any Person who or which, together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of a Substantial Block solely as a result of a change in the aggregate number of shares of Common Stock or other voting securities of the Company outstanding since the last date on which such Person acquired Beneficial Ownership of any securities of the Company included in such Substantial Block or (iii) any Person who or which, together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of a Substantial Block (x) in the good faith belief, as determined by the Board of Directors of the Company (with the concurrence of a majority of the Continuing Directors), that such acquisition would not cause such Person and its Affiliates and Associates to become the Beneficial Owner of a Substantial Block or (y) without actual knowledge, as determined by the Board of Directors of the Company (with the concurrence of a majority of the Continuing Directors), of the consequences of such Beneficial Ownership under this Agreement and without any intention of changing or influencing control of the Company. Notwithstanding clause (iii) of the immediately preceding sentence, if any Person who or which is not an Acquiring Person due solely to the applicability of such clause (iii) does not cease to be the Beneficial Owner of a Substantial Block by the close of business on the last Business Day of a period determined by the Board of Directors of the Company (with the concurrence of a majority of the Continuing Directors) and specified in a notice from the Company to the effect that such Person is the Beneficial Owner of a Substantial Block, then such Person shall, at the end of such specified period, become an Acquiring Person


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         (and such clause (iii) shall no longer apply to such Person). No failure by the Company to give such notice for a period of time, and no notice specifying a particular time period by which such Person must cease to be the Beneficial Owner of a Substantial Block, shall be deemed a waiver of the right to subsequently give or modify such notice.

                  (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date hereof.

                  (c) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

                           (i) which such Person or any of such Person's
                  Affiliates or Associates, directly or indirectly, has (A) the right or obligation to acquire (whether such right or obligation is exercisable or effective immediately or otherwise) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights (other than Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of or to "beneficially own" (i) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange,
                  (ii) securities issuable upon the exercise of the Rights prior to a Triggering Event (as such term is hereinafter defined) or
                  (iii) securities issuable upon the exercise of Rights from and after the occurrence of a Triggering Event, which Rights were acquired by such Person or any of such Person's Affiliates or Associates prior to the Distribution Date or pursuant to
                  Section 3(a) or Section 22 hereof (the "Original Rights") or pursuant


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                  to Section 11(i) in connection with an adjustment made to any
                  Original Rights; or (B) the right to vote or dispose of or has "beneficial ownership" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange
                  Act), including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the "Beneficial Owner" of or to "beneficially own" any security under this clause (B) if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations of the Exchange Act and
                  (2) is not also then reportable by such person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

                           (ii) which are beneficially owned, directly or
                  indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in clause (B) of subparagraph (i) of this paragraph (c)) or disposing of any voting securities of the Company.

         No part of this definition shall cause a Person ordinarily engaged in business as an underwriter of securities to be the "Beneficial Owner" of or to "beneficially own" any securities acquired in a bona fide firm commitment underwriting pursuant to an underwriting agreement with the Company until the expiration of forty days after the date of such acquisition.


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                  (d) "Business Day" shall mean any day other than a Saturday,
         Sunday or a day on which banking institutions in the State of Illinois are authorized or obligated by law or executive order to close.

                  (e) "Close of Business" on any given date shall mean 5:00 P.M., Savannah, Georgia (Eastern) time, on such date; provided, however, that, if such date is not a Business Day, then it shall mean 5:00 P.M., Savannah, Georgia (Eastern) time, on the next succeeding Business Day.

                  (f) "Common Stock" when used with reference to the Company shall mean the Common Stock, par value $1.00 per share, of the Company. "Common Stock" when used with reference to any corporation other than the Company shall mean the capital stock with the greatest voting power or the equity securities or other equity interest having power to control or direct the management of such corporation or, if such corporation is a Subsidiary of another Person, the capital stock with the greatest voting power of the Person that ultimately controls such corporation. "Common Stock" when used with reference to any Person not organized in corporate form shall mean units of beneficial interest that (i) represent the right to participate generally in the profits and losses of such Person (including, without limitation, any flow-through tax benefits resulting from an ownership interest in such Person) and that (ii) are entitled to exercise the greatest voting power of such Person or, in the case of a limited partnership, have the power to remove the general partner or partners.

                  (g) "Continuing Director" shall mean (i) any member of the Board of Directors of the Company, while such person is a member of the Board, who is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a representative, nominee or designee of an Acquiring Person or of any such Affiliate or Associate, and was a


                                                         5

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         member of the Board as of the date hereof, and (ii) any successor of a
         Continuing Director, while such successor is a member of the Board, who is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a representative, nominee or designee of an Acquiring Person or of any such Affiliate or Associate, and is recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors. Where this Agreement requires the concurrence of a majority of the Continuing Directors for an action to be taken, no such action may be taken unless, at the time the action is to be taken, one or more Continuing Directors are then in office.

                  (h) "Distribution Date" shall mean the Close of Business on the tenth Business Day after the earlier of (i) the Stock Acquisition Date or (ii) the date of the commencement of, or first public announcement of the intent of any Person (other than the Company, any Subsidiary of the Company or any employee benefit plan of the Company or of any Subsidiary of the Company or any Person organized, appointed or established by the Company or such Subsidiary as a fiduciary pursuant to the terms of any such employee benefit plan) to commence (which intention to commence is not publicly withdrawn for five Business Days after such announcement), a tender or exchange offer for an amount of Common Stock of the Company that, together with the shares of such stock already beneficially owned by such Person, constitutes a Substantial Block.

                  (i) "Person" shall mean any individual, firm, corporation, partnership, association, joint stock company, trust, business trust, government or political subdivision, any unincorporated organization or any other association or entity, including any "group" within the meaning of Section 13(d)(3) of the Exchange Act and the General Rules and Regulations thereunder.


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                  (j) "Preferred Stock" shall mean shares of Junior
         Participating Preferred Stock, Series A, without par value, of the Company, and, to the extent that there are insufficient shares of Preferred Stock issuable to permit the full exercise of the Rights, any other series of preferred stock designated for such purpose containing terms substantially similar to the Junior Participating Preferred Stock, Series A.

                 (k) "Section 11(a)(ii) Event" shall have the meaning set forth in Section 11(a)(ii) hereof.

                 (l)  "Section  13 Event"  shall have the  meaning  set forth in
         Section 13(a) hereof.

                 (m) "Stock Acquisition Date" shall mean the date of occurrence of whichever of the following first occurs: (i) the first public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act) by the Company or an Acquiring Person that the Acquiring Person has become such; or (ii) the communication to the Company (including, without limitation, to the directors of the Company) of any notice (including, without limitation, any written consent or notice related thereto) from an Acquiring Person indicating or reflecting that the Acquiring Person has become such.

                  (n) "Subsidiary" of any Person shall mean any corporation or other legal entity of which a majority of the voting power of the voting equity securities or voting interest is owned, directly or indirectly, by such Person, or which is otherwise controlled by such Person.

                  (o) "Substantial Block" shall mean a number of shares of the Common Stock equal to or in excess of 15% of the number of shares of the Common Stock then outstanding.

                 (p) "Triggering Event" shall mean a Section 11(a)(ii) Event or a Section 13 Event.


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         Any determination required by the definitions contained in this Section
1 shall be made by the Board of Directors of the Company in their good faith judgment, which determination shall be binding and may be conclusively relied upon by the Rights Agent.

         Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time act as Co-Rights Agent and may from time to time appoint such other Co-Rights Agents as it may deem necessary or desirable. In the event that the Company appoints one or more Co-Rights Agents, the Company shall determine the respective duties of the Rights Agent and of any Co- Rights Agents.

         Section 3.     Issue of Right Certificates.

                  (a) Until the Distribution Date, (x) the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for Common Stock registered in the names of the holders of the Common Stock (which certificates for Common Stock shall be deemed also to be certificates for Rights) and not by separate Right Certificates (as hereinafter defined), and (y) the Rights (and the right to receive Right Certificates) will be transferable only in connection with the transfer of the Common Stock. The Company will notify the Rights Agent in writing of the date of the Distribution Date. As soon as practicable after receipt of such notice, the Rights Agent will, at the expense of the Company, send by first-class, postage prepaid mail, to each record holder of the Common Stock as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more certificates for Rights, in substantially the form of Exhibit B hereto (each, a "Right Certificate"), evidencing one Right for each share of Common Stock so held, subject to adjustment as provided herein and to the provisions of Section 14(a) hereof. In the


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event that an adjustment in the number of Rights per share of Common Stock has been made pursuant to Section 11(p) hereof, at the time of distribution of the Right Certificates the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

                  (b) As soon as practicable after the Record Date, the Company will send a copy of a Summary of Rights to Purchase Preferred Stock, in substantially the form attached hereto as Exhibit C (the "Summary of Rights"), to each record holder of the Common Stock as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for Common Stock outstanding as of the Record Date, until the earlier of the Distribution Date or the Expiration Date (as hereinafter defined) the Rights will be evidenced by such certificates for Common Stock, with or without a copy of the Summary of Rights attached thereto, and the registered holders of the Common Stock shall also be the registered holders of the associated Rights. Until the earliest of the Distribution Date, the Expiration Date and the Final Expiration Date (as hereinafter defined), the surrender for transfer of any of the certificates representing shares of Common Stock in respect of which Rights have been issued, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

                  (c) Rights shall be issued in respect of all shares of Common Stock issued (or delivered from the Company's treasury) after the Record Date but (except in certain circumstances as provided in Section 22 hereof) prior to the earliest of the Expiration Date, the Distribution Date and the Final Expiration Date. Certificates representing such shares of


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Common Stock shall also be deemed to be certificates for Rights and shall bear the following legend:
                           This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between Kuhlman Corporation and Harris Trust and Savings Bank (the "Rights Agent") dated as of April 30, 1997 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Kuhlman Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. After receipt of a written request, the Company will promptly mail to the holder of this certificate a copy of the Rights Agreement without charge. Under certain circumstances, Rights issued to or held by any Person who is, was or becomes an Acquiring Person or its Affiliate or Associate (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Persons or by any subsequent holder of such Rights, may become null and void.

After the due execution of any supplement or amendment to this Agreement, the references to this Agreement in the foregoing legend shall mean the Agreement as so supplemented or amended. Until the Distribution Date, the Rights associated with the Common Stock represented by certificates containing the foregoing legend shall be evidenced by such certificates alone, the registered holders of Common Stock shall also be the registered holders of the associated Rights, and the surrender for transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

         Section 4. Form of Right Certificates.

                  (a) The Right Certificates (and the forms of election to purchase shares and of assignment to be printed on the reverse thereof) shall each be substantially in the form set forth in Exhibit B hereto and may have such marks of identification or designation and such legends,


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summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Sections 11 and 22 hereof, the Right Certificates, whenever distributed, which are distributed in respect of shares of Common Stock issued and outstanding as of the Record Date, shall be dated as of the Record Date, and all Right Certificates which are distributed in respect of other shares of Common Stock shall be dated as of the respective dates of issuance of such Common Stock, and in each such case on their face shall entitle the holders thereof to purchase such number of one-hundredths of a share of Preferred Stock (or, following a Triggering Event, Common Stock, other securities, cash or other assets, as the case may be) as shall be set forth therein at the price per share set forth therein (such purchase price per one-hundredth of a share being referred to herein as the "Purchase Price"), but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

                  (b) Notwithstanding any other provision of this Agreement, any Right Certificate issued pursuant to Section 3(a), 6, 7(e), 11(i) or 22 hereof that represents Rights beneficially owned by: (i) an Acquiring Person or any Associate or Affiliate thereof; or (ii) a transferee of an Acquiring Person, or of an Associate or Affiliate thereof, after the Acquiring Person becomes an Acquiring Person; or (iii) a transferee of an Acquiring Person, or of an Associate or Affiliate thereof, that prior to or concurrently with the Acquiring Person becoming an Acquiring Person receives such Rights pursuant to a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person, or pursuant to a transfer to any Person with whom or with which the Acquiring Person has any agreement, arrangement or


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understanding (whether or not in writing) regarding the Rights, or pursuant to a transfer that the Company's Board of Directors has determined is part of a plan, arrangement or understanding (whether or not in writing) having a primary purpose or effect of avoiding Section 7(e) hereof; and any Right Certificate issued pursuant to Section 6, 11 or 22 hereof, upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, in each case shall contain (to the extent feasible) the following legend:

                           The Rights represented by this Right Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or an Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Right Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of the Rights Agreement.

The provisions of Section 7(e) of this Agreement shall be operative whether or not the foregoing legend is contained on any such Right Certificate.

         Section 5. Countersignature and Registration. The Right Certificates shall be executed on behalf of the Company by a duly authorized officer, either manually or by facsimile signature, and shall have affixed thereto the Company's seal or a facsimile thereof which shall be attested by a duly authorized officer of the Company, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and may be issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right


                                                        12

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Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Agreement any such person was not such an officer. Following the Distribution Date, the Rights Agent (or, at the Company's option, the Company) will keep or cause to be kept, at its principal office, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date and certificate number of each of the Right Certificates.

          Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates. (a) Subject to the provisions of Sections 4(b), 7(e) and 14 hereof, at any time after the Distribution Date, and at or prior to the Close of Business on the Expiration Date, any Right Certificate or Right Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of one-hundredths of a share of Preferred Stock (or, following a Triggering Event, Common Stock, other securities, cash or other assets, as the case may be) as the Right Certificate or Right Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the corporate trust office of the Rights Agent. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder shall have completed and signed the certificate contained in the form of

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assignment on the reverse side of such Right Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof, or of any other Person with whom or with which such holder or any of such holder's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting or disposing of securities of the Company, as the Company shall reasonably request. Thereupon the Rights Agent shall, subject to Sections 4(b), 7(e), 14 and 20(k) hereof, countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment from a Right Certificates holder of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

         (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and upon reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will execute and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

         Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights. (a) Subject to Section 7(e) hereof, the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein, including, without limitation, the restrictions on exercisability set forth in Sections 9(e), 11(a)(iii) and 23(a)) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the

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appropriate form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the corporate trust office of the Rights Agent, together with payment of the aggregate Purchase Price with respect to the total number of one-hundredths of a share (or other securities, cash or other assets, as the case may be) as to which the Rights are exercised, at or prior to the earlier of (i) the Close of Business on April 30, 2007 (the "Final Expiration Date") or (ii) the time at which the Rights are redeemed as provided in this Agreement (such earlier time being referred to herein as the "Expiration Date").

                  (b) The Purchase Price for each one one-hundredth of a share of Preferred Stock pursuant to the exercise of a Right shall initially be $80.00, shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in accordance with paragraph (c) of this
Section 7.

                  (c) Upon receipt of a Right Certificate representing exercisable Rights, with the appropriate form of election to purchase and certificate duly executed, accompanied by payment of the Purchase Price per one-hundredth of a share of Preferred Stock (or other securities, cash or other assets, as the case may be) to be purchased and an amount equal to any applicable transfer tax (as determined by the Rights Agent), the Rights Agent shall, subject to Section 20(k) hereof, thereupon (i)(A) promptly requisition from any transfer agent of the shares of Preferred Stock (or make available, if the Rights Agent is the transfer agent) certificates for the total number of one-hundredths of a share of Preferred Stock to be purchased, and the Company hereby authorizes its transfer agent to comply with all such requests, or (B) if the Company shall have elected to deposit the total number of shares of Preferred Stock issuable upon exercise of the Rights hereunder with a depositary agent, promptly requisition from the depositary agent depositary receipts representing such number of one-hundredths of a share of Preferred Stock as are to be purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent), and the Company hereby directs the depositary agent to comply with such request, (ii) when appropriate, requisition from the Company the amount of cash, if any, to be paid in lieu of issuance of fractional shares in accordance with
Section 14 hereof, (iii) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, and, (iv) when appropriate, after receipt promptly deliver such cash to or upon the order of the registered holder of such Right Certificate. The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii)) must be made in cash or by certified bank check or bank draft payable to the order of the Company. In the event that the Company is obligated to issue other securities (including Common Stock) of the Company, pay cash and/or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution or payment by the Rights Agent if and when appropriate.

                  (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to the registered holder of such Right Certificate or to such holder's duly authorized assigns, subject to the provisions of Section 14 hereof.

                  (e) Notwithstanding any other provision of this Agreement, from and after the first occurrence of a Section 11(a)(ii) Event any Rights beneficially owned by: (i) an Acquiring Person or any Associate or Affiliate thereof; or (ii) a transferee of an Acquiring Person, or of an Associate or Affiliate thereof, after the Acquiring Person becomes an Acquiring Person; or
(iii) a transferee of an Acquiring Person, or of an Associate or Affiliate thereof, that prior to or concurrently with the Acquiring Person becoming an Acquiring Person receives such Rights pursuant to a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person, or pursuant to a transfer to any Person with whom or with which the Acquiring Person has any agreement, arrangement or understanding (whether or not in writing) regarding the Rights, or pursuant to a transfer that the Company's Board of Directors has determined is part of a plan, arrangement or understanding (whether or not in writing) having a primary purpose or effect of avoiding this Section 7(e), in each case shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to assure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but shall have no liability to any holder of Right Certificates or other Person as a result of the Company's failure to make any determination with respect to an Acquiring Person or any of its Associates, Affiliates or transferees hereunder

                  (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless the certificate contained in the appropriate form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise shall have been completed and signed by the registered holder thereof and the Company shall have been provided with such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof, or of any other Person with whom or with which such holder or any of such holder's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting or disposing of any securities of the Company, as the Company shall reasonably request.

         Section 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company other than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company or shall, at the written request of the Company, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

         Section 9. Reservation and Availability of Capital Stock. (a) The Company covenants and agrees that, prior to the Distribution Date and subject to
Section 11(a)(iii) hereof, it will cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock (and, following the occurrence of a Triggering Event, out of its authorized and unissued shares of Common Stock and/or other securities or out of its authorized and issued shares held in its treasury) the number of shares of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) that, as provided in this Agreement, will be sufficient to permit the exercise in full of all outstanding Rights or will take such other steps as are appropriate to assure that the number of shares or securities (or their equivalents) sufficient to permit the exercise in full of all outstanding Rights will be available upon such exercise.

                  (b) So long as the shares of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) issuable and deliverable upon the exercise of the Rights may be listed on any national securities exchange, the Company covenants and agrees to use its best efforts to cause, from and after such time as the Rights become exercisable, all shares or other securities reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

                  (c) The Company covenants and agrees to take all such action as may be necessary to ensure that all one-hundredths of a share of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) delivered upon exercise of Rights shall be, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), duly and validly authorized and issued, fully paid and non-assessable shares.

                  (d) The Company further covenants and agrees to pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any certificates for one-hundredths of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a person other than, or in respect of the issuance or delivery of a number of one-hundredths of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) in a name other than that of, the registered holder of the Right Certificates evidencing Rights surrendered for exercise or to issue or deliver any certificates for a number of one-hundredths of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) in a name other than that of the registered holder upon the exercise of any Rights until such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

                  (e) The Company covenants and agrees to use its best efforts to (i) prepare and file, as soon as practicable following the earliest date after the first occurrence of a Section 11(a)(ii) Event on which the consideration to be delivered by the Company upon exercise of the Rights has been determined (if necessary) in accordance with Section 11(a)(iii) hereof, a registration statement under the Securities Act of 1933, as amended (the "Act"), with respect to the securities purchasable upon exercise of the Rights on an appropriate form, provided, however, that the Company shall not be required to file such a registration statement if it determines that registration is not required under the Act, (ii) cause such registration statement, if required, to become effective as soon as practicable after such filing and (iii) cause such registration statement, if required, to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities and (B) the Expiration Date. The Company will also take such action as may be appropriate under, or to assure compliance with, the securities laws of the several states in connection with the exercisability of the Rights. The Company may temporarily suspend the exercisability of the Rights for a period not to exceed ninety days after the date set forth in clause (i) of the first sentence of this paragraph in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. In addition, if the Company shall determine that a registration statement is required following the Distribution Date, the Company may temporarily suspend the exercisability of the Rights until such time as the registration statement has been declared effective. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained.

         Section 10. Preferred Stock Record Date. Each Person in whose name any certificate for a number of one-hundredths of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such fractional shares of Preferred Stock (or Common Stock and/or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that, if the date of such surrender and payment is a date upon which the Preferred Stock (or Common Stock and/or other securities, as the case may be) transfer books of the Company are closed, then such Person shall be deemed to have become the record holder of such shares (fractional or otherwise) on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock (or Common Stock and/or other securities, as the case may be) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate, as such, shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights may be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as herein provided.

         Section 11. Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights. The Purchase Price, the number and kind of shares, or fractions thereof, covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

                  (a)(i) In the event the Company shall at any time after the Rights Dividend Declaration Date (A) declare a dividend on the Preferred Stock payable in shares of Preferred Stock, (B) subdivide the outstanding Preferred Stock into a greater number of shares, (C) combine or consolidate the outstanding Preferred Stock into a smaller number of shares or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a combination, consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and
         Section 7(e) the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of Preferred Stock or capital stock, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of shares of Preferred Stock or capital stock, as the case may be, which, if such right had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If any event occurs that would require an adjustment under both Section 11(a)(i) and Section 11(a)(ii) hereof, then the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to
         Section 11(a)(ii) hereof.

                  (ii) In the event (a "Section 11(a)(ii) Event") that any Person, alone or together with its Affiliates and Associates, at any time after the Rights Dividend Declaration Date shall become an Acquiring Person, unless the event causing such Person to become an Acquiring Person is a Section 13 Event or is an acquisition of Common Stock of the Company pursuant to a tender or exchange offer for all outstanding Common Stock of the Company at a price and on terms determined by at least a majority of the members of the Board of Directors of the Company who are not Acquiring Persons or representatives, nominees, Affiliates or Associates of an Acquiring Person (the "Outside Directors"), after receiving advice from one or more investment banking firms but prior to the occurrence of such Acquiring Person, to be (a) at a price that is fair to stockholders (taking into account all factors that such Outside Directors deem relevant, including, without limitation, prices that could reasonably be achieved if the Company or its assets were to be sold on an orderly basis designed to realize maximum value) and (b) otherwise in the best interests of the Company and its stockholders, proper provision shall be made so that each holder of a Right, except as provided below and in
         Section 7(e) hereof, shall thereafter have the right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, in lieu of a number of one-hundredths of a share of Preferred Stock, such number of shares of Common Stock of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the then number of one-hundredths of a share of Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of such Section 11(a)(ii) Event, whether or not such Right was then exercisable, and (y) dividing that product (which, following such first occurrence, shall thereafter be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by 50% of the current market price per share of the Common Stock of the Company (determined pursuant to Section 11(d) hereof) on the date of the occurrence of such Section 11(a)(ii) Event (such number of shares being referred to herein as the "Adjustment Shares").

                  (iii) In the event that there shall not be sufficient treasury shares or authorized but unissued shares of Common Stock to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii), the Company, acting by resolution of its Board of Directors (with the concurrence of a majority of the Continuing Directors), shall (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the "Current Value") over (2) the Purchase Price attributable to such Right (such excess being referred to herein as the "Spread") and, (B) with respect to each Right (subject to Section 7(e) hereof), make adequate provision to substitute for the Adjustment Shares, upon exercise of the Rights and payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) Common Stock or other equity securities of the Company (including, without limitation, shares, or units of shares, of preferred stock that the Company's Board of Directors (with the concurrence of a majority of the Continuing Directors) considers to have the same value as shares of Common Stock of the Company (such shares or units of preferred stock being referred to herein as "common stock equivalents"), (4) debt securities of the Company, (5) other assets or (6) any combination of the foregoing, having an aggregate value equal to the Current Value, where such Current Value and aggregate value have been determined by the Company's Board of Directors (with the concurrence of a majority of the Continuing Directors) based upon the advice of a nationally recognized investment banking firm selected by such Board of Directors; provided, however, if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty days following the latter of (x) the first occurrence of a Section 11(a)(ii) Event and (y) the date on which the Company's right of redemption pursuant to Section 23(a) expires (the latter of (x) and (y) being referred to herein as the "Section 11(a)(ii) Trigger Date"), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Common Stock of the Company (to the extent available) and then, if necessary, cash, securities and/or assets, that in the aggregate have a value equal to the Spread. If the Company's Board of Directors shall determine in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, then the thirty-day period set forth above may be extended to the extent necessary, but not more than ninety days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such period, as it may be extended, being referred to herein as the "Substitution Period"). To the extent that the Company determines that some action is to be taken pursuant to the first and/or second sentences of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of the Common Stock shall be the current market price per share of Common Stock (as determined pursuant to Section 11(d) hereof) on the Section 11(a)(ii) Trigger Date and the value of any common stock equivalent shall be deemed to be the same as the value of the Common Stock on such date.
                  (b) If the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or to purchase Preferred Stock (or securities having substantially the same or more favorable rights, privileges and preferences as the Preferred Stock ("preferred stock equivalents") or securities convertible into Preferred Stock or preferred stock equivalents at a price per share of Preferred Stock or per share of preferred stock equivalents (or having a conversion price per share, if a security convertible into Preferred Stock or preferred stock equivalents) less than the current market price per share of Preferred Stock (as determined pursuant to Section 11(d) hereof) on such record date, then the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding on such record date plus the number of additional shares of Preferred Stock that the aggregate offering price of the total number of such shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price per share and the denominator of which shall be the number of shares of Preferred Stock outstanding on such record date plus the number of additional shares of Preferred Stock and/or preferred stock equivalents to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid with a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Company's Board of Directors (with the concurrence of a majority of the Continuing Directors), whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Shares of Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and, in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price that would then be in effect had such record date not been fixed.

                  (c) If the Company shall fix a record date for the making of a distribution to all holders of Preferred Stock (including any such distribution made in connection with a combination, consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness, cash, assets (other than a regular periodic cash dividend at a rate not in excess of 125% of the rate of the last regular periodic cash dividend theretofore paid or a dividend payable in Preferred Stock, but including any dividend payable in other capital stock) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), then the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current market price per share of Preferred Stock (as defined in Section 11(d) hereof) on such record date less the fair market value (as determined in good faith by the Company's Board of Directors (with the concurrence of a majority of the Continuing Directors), whose determination shall be described in a statement filed with the Rights Agent) of the portion of such evidences of indebtedness, cash, assets or such subscription rights or warrants so to be distributed or of such subscription rights or warrants applicable to one one-hundredth of a share of Preferred Stock and the denominator of which shall be such current market price per one one-hundredth of a share of Preferred Stock. Such adjustments shall be made successively whenever such a record date is fixed; and, in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price that would then be in effect had such record date not been fixed.

                  (d) (i) For the purpose of any computation hereunder other than computations made pursuant to Section 11(a)(iii), the "current market price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the thirty consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date, and, for purposes of computations made pursuant to Section 11(a)(iii) hereof, the "current market price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the ten consecutive Trading Days immediately following such date; provided, however, that, in the event that the current market price per share of the Common Stock is determined during a period following the announcement by the issuer of such Common Stock of (A) a dividend or distribution on such Common Stock payable in shares of such Common Stock or securities convertible into shares of such Common Stock (other than Rights) or (B) any subdivision, combination or reclassification of such Common Stock, and prior to the expiration of the requisite thirty- or ten-Trading Day period, as set forth above, after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the "current market price" shall be properly adjusted to take into account ex-dividend trading. The closing price for each date shall be the last sale price, regular way, or, in case no such sale takes place on such date, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Common Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading, or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use, or, if on any such date the shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Company's Board of Directors (with the concurrence of a majority of the Continuing Directors). If on any such date no market maker is making a market in the Common Stock, then the fair value of such shares on such date shall be as determined in good faith by the Company's Board of Directors (with the concurrence of a majority of the Continuing Directors), whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange but are quoted on NASDAQ, a day on which NASDAQ is in operation, or, if the shares of Common Stock are neither listed or admitted to trading on any national securities exchange nor quoted on NASDAQ, a Business Day. If the current market per share price of the Common Stock cannot be determined in the manner provided above, or if the Common Stock is not publicly held or not so listed or traded, then "current market price" per share shall mean the fair value per share as determined in good faith by the Company's Board of Directors (with the concurrence of a majority of the Continuing Directors), whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

                           (ii) For the purpose of any computation hereunder,
                  the "current market price" per share of Preferred Stock shall be determined in the same manner as set forth above for the Common Stock in Section 11(d)(i) hereof (other than the last sentence thereof). If the current market price per share of Preferred Stock cannot be determined in the manner provided above or if the Preferred Stock is not publicly held or listed or traded in a manner described in Section 11(d)(i), then the "current market price" per share of Preferred Stock shall be conclusively deemed to be an amount equal to 100 (as such number may be appropriately adjusted for events such as stock splits, stock dividends and recapitalizations with respect to the Common Stock occurring after the Rights Dividend Declaration

                  Date) multiplied by the current market price per share of the Common Stock. If neither the Common Stock nor the Preferred Stock is publicly held or so listed or traded, then the "current market price" per share of the Preferred Stock shall mean the fair value per share as determined in good faith by the Company's Board of Directors (with the concurrence of a majority of the Continuing Directors), whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. For all purposes of this Agreement, the "current market price" of one one-hundredth of a share of Preferred Stock shall be equal to the "current market price" of one share of Preferred Stock divided by 100.


                 (e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments that by reason of this
         Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 and Section 14 shall be made to the nearest cent or to the nearest ten-thousandth of a share of Common Stock or other share or the nearest one-millionth of a share of Preferred Stock, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction that mandates such adjustment or (ii) the Expiration Date.

                (f) If, as a result of an adjustment made pursuant to Section 11(a) or 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Preferred Stock, thereafter the Purchase Price and the number of such other shares so receivable upon exercise of any Right and the number of Rights outstanding shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Sections 11(a), (b), (c), (e), (g), (h), (i), (j), (k) and (m), and the
         provisions of Sections 7, 9, 10, 12, 13 and 14 with respect to the Preferred Stock shall apply on like terms to any such other shares; provided, however, that the Company shall not be liable for its inability or failure to reserve and keep available for issuance upon exercise of the Rights pursuant to Section 11(a)(ii) a number of shares of Common Stock greater than the number then authorized by the Certificate of Incorporation of the Company but not outstanding or reserved for any other purpose.

                  (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one-hundredths of a share of Preferred Stock (or other securities) purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

                  (h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(b) and Section 11(c) hereof, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one-hundredths of a share of Preferred Stock (calculated to the nearest one-millionth of a share) obtained by (i) multiplying (x) the number of one-hundredths of a share of Preferred Stock covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

                  (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of one-hundredths of a share of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment in the number of Rights shall be exercisable for the number of one-hundredths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. Such record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, then, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and, upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

                  (j) Irrespective of any adjustment or change in the Purchase Price or the number of one-hundredths of a share of Preferred Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price per one one-hundredth of a share and the number of one-hundredths of a share that were expressed in the initial Right Certificates issued hereunder.

                  (k) Before taking any action that would cause an adjustment reducing the Purchase Price below one one-hundredth of the then par value, if any, of the one-hundredths of a share of Preferred Stock issuable upon exercise of the Rights, the Company shall take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Preferred Stock at such adjusted Purchase Price.

                  (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer, until the occurrence of such event, the issuance, to the holder of any Right exercised after such record date, of the number of one-hundredths of a share of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of one-hundredths of a share of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares (fractional or otherwise) or other securities upon the occurrence of the event requiring such adjustment.

                  (m) Anything in this Section 11 to the contrary notwithstanding, the Company, by action of its Board of Directors (with the concurrence of a majority of the Continuing Directors), shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its good faith discretion shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Stock, (ii) issuance wholly for cash of any Preferred Stock at less than the current market price, (iii) issuance wholly for cash of Preferred Stock or other securities that by their terms are convertible into or exchangeable for shares of Preferred Stock, (iv) stock dividends or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its Preferred Stock, shall not be taxable to such stockholders.

                  (n) The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) combine or consolidate with or merge with or into any Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o) hereof) or (ii) sell or otherwise transfer (or permit any Subsidiary of the Company to sell or otherwise transfer), in one transaction or in a series of related transactions, assets, cash flow or earning power aggregating more that 50% of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof) if at the time of or immediately after such combination, consolidation, merger, sale or other transfer there are any Certificate of Incorporation or by-law provisions or any rights, warrants, other securities or other instruments outstanding or any agreements in effect that would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or if prior to, simultaneously with or immediately after such combination, consolidation, merger, sale or other transfer the stockholders of the Person that constitutes or would constitute the Principal Party (as hereinafter defined) shall have received a distribution of Rights previously owned by such Person or any of its Associates or Affiliates. The Company shall not consummate any such combination, consolidation, merger, sale or other transfer unless prior thereto the Company and such other Person shall have executed and delivered to the Rights Agent a supplemental agreement evidencing compliance with this paragraph (n).

                  (o) The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23 or 26, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

                  (p) Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the Rights Dividend Declaration Date and prior to the Distribution Date
         (i) declare any dividend on the Common Stock of the Company payable in such Common Stock, (ii) subdivide the outstanding shares of Common Stock into a greater number of shares or (iii) combine or consolidate the outstanding Common Stock of the Company into a smaller number of shares, then the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction, the numerator of which shall be the total number of shares of Common Stock of the Company outstanding immediately prior to the occurrence of such event and the denominator of which shall be the total number of shares of such Common Stock outstanding immediately following the occurrence of such event. The adjustments provided for in this Section 11(p) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected. If an event occurs that would require an adjustment under Section 11(a)(ii) hereof and under this Section 11(p), then the adjustment provided for in this Section 11(p) shall be in addition and prior to any adjustment required pursuant to Section 11(a)(ii) hereof.

                 (q) Notwithstanding any other provision of this Agreement, after the Distribution Date no adjustment to the Purchase Price, the number of shares (or fractions of a share) for which a Right is exercisable or the number of Rights outstanding, or any similar adjustment, shall be made or be effective if such adjustment would have the effect of reducing or limiting the benefits the holders of the Rights would have had absent such adjustment, including, without limitation, the benefits under Section 11(a)(ii) and Section 13, unless the terms of this Agreement are amended so as to preserve such benefits.


         Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 or 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Preferred Stock and for the Common Stock a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate (or, if prior to the Distribution Date, then to each holder of a certificate representing shares of Common Stock) in accordance with Section 25 hereof, but the failure of the Company to make such certificates or give such notice shall not affect the validity or the force or effect of the requirement for such adjustment. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be obligated or responsible for calculating any adjustment, nor shall it be deemed to have knowledge of such an adjustment unless it shall have received such certificate. Any adjustment to be made pursuant to Section 11 or 13 hereof shall be effective as of the date of the event giving rise to such adjustment.

         Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

              (a) In the event (a "Section 13 Event") that, following the Stock Acquisition Date, directly or indirectly, (x) the Company shall combine or consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o) hereof) and the Company shall not be the continuing or surviving corporation of such combination, consolidation or merger, (y) any Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o) hereof) shall combine or consolidate with, or merge with and into, the Company and the Company shall be the continuing or surviving corporation of such combination, consolidation or merger and, in connection with such combination, consolidation or merger, all or part of the shares of Common Stock shall be changed into or exchanged for other securities of any Person or cash or any other property, or (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets, cash flow or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole and calculated on the basis of the Company's most recent regularly prepared financial statements) to any other Person or Persons (other than the Company or any Subsidiary of the

Company in one or more transactions each of which complies with Section 11(o) hereof), then, and in each such case (except as provided in Section 13(d) hereof), proper provision shall be made so that (i) each holder of a Right (except as provided in Section 7(e) hereof) shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, non-assessable and freely tradeable shares of Common Stock of the Principal Party (as hereinafter defined), not subject to any liens, encumbrances, rights of call, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of one-hundredths of a share of Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a
Section 13 Event (or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of a Section 13 Event, multiplying the number of such one-hundredths of a share for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event by the Purchase Price in effect immediately prior to such first occurrence) and (2) dividing that product (which, following the first occurrence of a Section 13 Event, shall be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by 50% of the current market price per share of Common Stock of such Principal Party (determined pursuant to Section 11(d) hereof) on the date of consummation of such combination, consolidation, merger, sale or other transfer;
(ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" as used in this Agreement shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13 Event;
(iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be possible, in relation to the shares of its Common Stock thereafter deliverable upon the exercise of the Rights; and (v) the provisions of Section 11(a)(ii) hereof shall be of no effect following the first occurrence of a Section 13 Event. The Company shall not consummate any such combination, consolidation, merger, sale or other transfer unless prior thereto the Company and such issuer shall have executed and delivered to the Rights Agent a supplemental agreement containing the provisions required by this
Section 13.

                  (b) "Principal Party" shall mean: (i) in the case of any transaction described in clause (x) or clause (y) of the first sentence of
Section 13(a) hereof, the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such merger, combination or consolidation, and, if no securities are so issued, the Person that is the other party to the merger, combination or consolidation; and, (ii) in the case of any transaction described in clause (z) of the first sentence of Section 13(a) hereof, the Person that is the party receiving the greatest portion of the assets, cash flow or earning power transferred pursuant to such transaction or transactions; provided, however, that, in any such case: (x) if the Common Stock of such Person is not at such time and over the preceding 12-month period has not been continuously registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, then "Principal Party" shall refer to such other Person; (y) in case such Person is a Subsidiary, directly or indirectly, or Affiliate of more than one Person, the Common Stocks of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value; and, (z) in case such Person is owned, directly or indirectly, by an entity other than a corporation formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in clauses (x) and (y) above shall apply to each of the chains of ownership having an interest in such entity as if such party were a "Subsidiary" of both or all of the participants in such entity and the Principal Parties in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as their direct or indirect interests in such entity bear to the total of such interest.
                  (c) The Company shall not consummate any Section 13 Event unless the Principal Party shall have a sufficient number of authorized shares of Common Stock that are neither outstanding nor reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such issuer shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of any such Section 13 Event, the Principal Party will at its own expense

                           (i) prepare and file a registration statement under
                  the Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, will use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and will use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date;

                           (ii) use its best efforts to qualify or register the
                  Rights and the securities purchasable upon exercise of the Rights under the securities laws of such jurisdictions as may be necessary or appropriate to permit the sale of such Rights and securities by the holders thereof; and

                           (iii) deliver to holders of the Rights historical
                  financial statements for the Principal Party and each of its Affiliates that comply in all respects with the requirements for registration on Form 10 under the Exchange Act.
The provisions of this Section 13 shall similarly apply to successive Section 13 Events. In the event that a Section 13 Event shall occur at any time after the occurrence of a Section 11(a)(ii) Event, the Rights not theretofore exercised shall thereafter become exercisable in the manner described in Section 13(a) hereof.
                  (d) Notwithstanding anything in this Agreement to the contrary, this Section 13 shall not apply to a transaction described in subparagraphs (x) and (y) of Section 13(a) hereof if (i) such transaction is consummated with a Person or Persons who acquired Common Stock of the Company pursuant to a tender or exchange offer for all outstanding Common Stock of the Company in compliance with Section 11(a)(ii) hereof (or a wholly-owned Subsidiary of any such Person or Persons), (ii) the price per share of Common Stock of the Company offered in such transaction is not less than the price per share of Common Stock of the Company paid to all holders of Common Stock of the Company whose shares were purchased pursuant to such tender or exchange offer and (iii) the form of consideration being offered to the remaining holders of Common Stock of the Company pursuant to such transaction is the same as the form of consideration paid pursuant to such tender or exchange offer. Upon consummation of the transactions contemplated by this Section 13(d), all Rights hereunder shall expire.

         Section 14. Fractional Rights and Fractional Shares. (a) The Company shall not be required to issue fractions of Rights, except prior to the Distribution Date as provided in Section 11(p), or to distribute Right Certificates that evidence fractional Rights. In lieu of such fractional Rights, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights otherwise would have been issuable. The closing price of the Rights for any date shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use, or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company (with the concurrence of a majority of the Continuing Directors). If on any such date no such market maker is making a market in the Rights, then the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company (with the concurrence of a majority of the Continuing Directors) shall be used and shall be binding.

                  (b) The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions that are integral multiples of one one-hundredth of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates that evidence fractional shares of Preferred Stock (other than fractions that are integral multiples of one one-hundredth of a share of Preferred Stock). Fractions of Preferred Stock in integral multiples of one-hundredths of a share of Preferred Stock may, at the election of the Company, be evidenced by depositary receipts pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement shall provide that the holders of depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Stock. In lieu of fractional shares of Preferred Stock that are not integral multiples of one one-hundredth of a share of Preferred Stock, the Company may pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of a share of Preferred Stock. For purposes of this Section 14(b), the current market value of a share of Preferred Stock shall be the closing price of a share of Preferred Stock (as determined pursuant to Section 11(d)(ii) hereof) for the Trading Day immediately prior to the date of such exercise.

                  (c) Following the occurrence of a Triggering Event, the Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Rights or to distribute certificates that evidence fractional shares of Common Stock. In lieu of fractional shares of its Common Stock, the Company may pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of a share of its Common Stock. For purposes of this Section 14(c), the current market value of a share of Common Stock shall be the closing price of a share of Common Stock of the Company (as determined pursuant to Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

                  (d) The holder of a Right, by acceptance of the Right, expressly waives such holder's right to receive any fractional Rights or any fractional shares upon exercise of the Right, except as otherwise permitted by this Section 14.

         Section 15. Rights of Action. All rights of action in respect of this Agreement are vested in the respective registered holders of the Right Certificates (prior to the Distribution Date, in the registered holders of the Common Stock); and any registered holder of any Right Certificate (prior to the Distribution Date, of the Common Stock), without the consent of or notice to the Rights Agent or the holder of any other Right Certificate (prior to the Distribution Date, of the Common Stock), may, in such holder's own behalf and for such holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder's right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations hereunder and to injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

         Section 16. Agreement of Right Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

               (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Common Stock; and

               (b) at and after the Distribution Date, the Right Certificates will be transferable only on the registry books of the Rights Agent if surrendered at the corporate trust office of the Rights Agent, duly endorsed or accompanied by proper instruments of transfer and with the appropriate forms and certificates fully executed; and

               (c) subject to Sections 6, 7(e) and 7(f), the Company and the Rights Agent may deem and treat the person in whose name a Right Certificate (prior to the Distribution Date, a Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of Section 7(e) hereof, shall be affected by any notice to the contrary; and

               (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

         Section 17. Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Stock, Common Stock or other securities of the Company that may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 24 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

         Section 18. Concerning the Rights Agent. (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the administration of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises. The indemnification provided for hereunder shall survive the expiration of the Rights, the termination of this Agreement and the resignation or removal of the Rights Agent. The costs and expenses of enforcing this right of indemnification shall also be paid by the Company.

                  (b) The Rights Agent may conclusively rely upon and shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement or the exercise or performance of its duties hereunder in reliance upon any Right Certificate or certificate for Common or Preferred Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, instruction, adjustment notice, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel.

               (c) Notwithstanding anything in this Agreement to the contrary, in no event shall the Rights Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage and regardless of the form of the action.

         Section 19. Merger or Consolidation or Change of Name of Rights Agent.
(a) Any corporation into which the Rights Agent or any successor Rights Agent may be converted or merged or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

         (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

         Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations expressly imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound, and no implied duties or obligations shall be read into this Agreement against the Rights Agent:

                  (a) Before the Rights Agent acts or refrains from acting, the Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

                  (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person or any Affiliate or Associate thereof and the determination of "current market price per share") be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any person believed in good faith by the Rights Agent to be one of the Chairman of the Board of Directors, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

                  (c) The Rights Agent shall be liable hereunder only for its own gross negligence or willful misconduct.

                  (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates or be required to verify the same (except as to its countersignature on the Right Certificates), but all such statements and recitals are and shall be deemed to have been made only by the Company.

                  (e) The Rights Agent is serving as an administrative agent and, accordingly, shall not be under any responsibility in respect of the validity of any provision of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) under the provisions of
Section 11 or 13 hereof or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preferred Stock or Common Stock to be issued pursuant to this Agreement or any Right Certificate or as to whether any shares of Preferred Stock or Common Stock will, when so issued, be validly authorized and issued, fully paid and nonassessable.

                  (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

                  (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder and certificates delivered pursuant to any provision hereof from any person believed in good faith by the Rights Agent to be one of the Chairman of the Board of Directors, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or for any delay in acting while awaiting for those instructions. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Agreement and the date on or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than ten Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or prior to the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application subject to the proposed action or omission and/or specifying the action to be taken or omitted.

                  (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become financially interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

                  (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, omission, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, omission, default, neglect or misconduct.

                  (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to the Rights Agent.

                  (k) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or clause 2 thereof (and/or clause 3 thereof in the case of the certificate attached to the form of election to purchase), the Rights Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with the Company and receiving written instructions from the Company. The Rights Agent shall not be charged with knowledge that any Rights are null and void pursuant to the provisions of
Section 7(e) unless the Rights Agent has received a written certificate to such effect from the Company

                  (l) The Rights Agent shall not be required to take notice or be deemed to have notice of any fact, event or determination (including, without limitation, any dates or events defined in this Agreement or the designation of any person as an Acquiring Person, Affiliate or Associate) under this Agreement unless and until the Rights Agent shall be specifically notified in writing by the Company of such fact, event or determination.

                  (m) No provision of this Agreement shall require the Rights Agent to determine whether any Right Certificate issued pursuant to this Agreement is required pursuant to Section 4(b) to contain the legend specified in Section 4(b) and the Rights Agent shall have no liability to any holder of Rights Certificates or other Person as a result of the failure of any Right Certificate to contain such legend.

         Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty days' notice in writing mailed to the Company, and to each transfer agent of the Preferred Stock and Common Stock, by registered or certified mail, and, at the expense of the Company, to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon thirty days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Preferred Stock and Common Stock by registered or certified mail, and, to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (which holder shall, with such notice, submit such holder's Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of any State which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $100,000,000. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and the Preferred Stock, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this
Section 21, or any defect therein, however, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

         Section 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by resolution of its Board of Directors (which resolution shall, if adopted after the Stock Acquisition Date, be effective only with the concurrence of a majority of the Continuing Directors) to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of Common Stock following the Distribution Date and prior to the Expiration Date, the Company (a) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Right Certificates shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Right Certificate would be issued, and (ii) no such Right Certificates shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

         Section 23.    Redemption and Termination.

                  (a) The Company may, at its option, by resolution of its Board of Directors, at any time prior to the earliest to occur of (i) the Stock Acquisition Date, (ii) the Distribution Date and (iii) the Final Expiration Date, redeem all but not less than all of the then outstanding Rights at a redemption price of $.001 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (the "Redemption Price"), and the Company may, at its option, pay the Redemption Price either in shares of the Common Stock (valued at their current market price as defined in Section 11(d) on the date of the redemption), other securities, cash, other assets or any other form of consideration deemed appropriate by its Board of Directors.

                  (b) Immediately upon the action of the Board of Directors ordering the redemption of the Rights, evidence of which shall have been filed with the Rights Agent, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. Not more than ten Business Days after the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and to the holders of the then outstanding Rights by mailing such notice to the Rights Agent and to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 and other than in connection with the repurchase of Common Stock prior to the Distribution Date.
                  (c) In the event that the Company shall at any time after the Rights Dividend Declaration Date (i) declare any dividend on its Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock into a greater number of shares or (iii) combine or consolidate the outstanding shares of Common Stock into a smaller number of shares, then and in each such event the Redemption Price after such event shall equal the Redemption Price immediately prior to such event multiplied by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event; provided, however, that, in each case, such adjustment to the

Redemption Price shall be made only if the amount of the Redemption Price shall be reduced or increased by at least $0.0001 per Right.

         Section 24. Notice of Certain Events. (a) In case the Company shall propose at any time after the Distribution Date (i) to declare any dividend payable in stock of any class to the holders of Preferred Stock or to make any other distribution to the holders of Preferred Stock (other than a regular periodic cash dividend at a rate not in excess of 125% of the rate of the last regular periodic cash dividend theretofore paid), (ii) to offer to the holders of Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of the Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Preferred Stock), (iv) to effect any combination, consolidation or merger into or with any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o) hereof), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole), to any other Person or Persons (other than the Company and/or a Subsidiary of the Company in one or more transactions each of which complies with Section 11(o) hereof), or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Right, to the extent feasible and in accordance with Section 25, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, combination, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of the shares of Preferred Stock and/or Common Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least twenty days prior to the record date for determining holders of the shares of Preferred Stock and/or Common Stock for purposes of such action and, in the case of any such other action, at least twenty days prior to the date of the taking of such proposed action or the date of participation therein by the holders, whichever shall be the earlier. The failure to give notice required by this
Section 24 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.

                  (b) In case a Triggering Event shall occur, then, in any such case, the Company shall as soon as practicable thereafter give to each holder of a Right, to the extent feasible and in accordance with Section 25, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) or Section 13(a) hereof, as the case may be, and all references in Section 24(a) hereof to Preferred Stock shall be deemed thereafter to refer also to Common Stock or other securities, cash or assets issuable in respect of the Rights.

         Section 25. Notices. Notices or demands authorized or required by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                  Kuhlman Corporation
                  3 Skidaway Village Square, Suite 201
                  Savannah, Georgia  31411
                  Attention: Corporate Secretary

Subject to the provisions of Section 21 hereof, any notice or demand authorized or required by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sent by registered or certified mail and shall be deemed given upon receipt, addressed (until another address is filed in writing with the Company) as follows:

                  Harris Trust and Savings Bank
                  311 West Monroe, 14th Floor
                  Chicago, IL 60606
                  Attention:  Alma D. Menendez

Notices or demands authorized or required by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate (or, if prior to the Distribution Date, to the holder of certificates representing shares of Common Stock) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

         Section 26. Supplements and Amendments. Prior to the first to occur of
(i) the Stock Acquisition Date and (ii) the Distribution Date, and subject to the penultimate sentence of this Section 26, the Company may, by resolution of its Board of Directors, and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement in any respect whatsoever (including, without limitation, by extending the period within which the Rights may be redeemed) without the approval of any holders of certificates representing shares of Common Stock of the Company. From and after the first to occur of (i) the Stock Acquisition Date and (ii) the Distribution Date, and subject to the penultimate sentence of this Section 26, the Company may, by resolution of its Board of Directors (which resolution shall be effective only with the concurrence of a majority of the Continuing Directors and only if the Continuing Directors constitute a majority of the number of directors then in office), and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein,
(iii) to shorten or lengthen any time period provided for herein or (iv) to supplement or amend any other provisions of this Agreement in any manner that the Company may deem necessary or desirable and that shall not adversely affect the interests of the holders of Rights (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person), any such supplement or amendment to be evidenced in writing signed by the Company and the Rights Agent; provided, however, that this Agreement may not be supplemented or amended to lengthen, pursuant to clause
(iii) of this sentence, (A) a time period relating to when the Rights may be redeemed or to modify the ability (or inability) of the Board of Directors of the Company to redeem the Rights, in either case at such time as the Rights are not then redeemable, or (b) any other time period provided for herein unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of or the benefits to the holders of the Rights (other than an Acquiring Person or an Affiliate or Associate of any such Person). Upon the delivery of a certificate from an appropriate officer of the Company stating that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment; provided, however, that, notwithstanding anything in this Agreement to the contrary, no supplement or amendment that changes the rights and duties of the Rights Agent under this Agreement shall be effective without the written consent of the Rights Agent. Notwithstanding anything in this Agreement to the contrary, no supplement or amendment shall be made on or after the first to occur of the Stock Acquisition Date and the Distribution Date that changes the Redemption Price, the Final Expiration Date, the Purchase Price or the number of one-hundredths of a share of Preferred Stock for which a Right is then exercisable. Prior to the first to occur of the Stock Acquisition Date and the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock.

          Section 27. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         Section 28. Determination of Number of Shares Outstanding and Other Determinations. For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board of Directors of the Company (and, where specifically provided for herein, the Continuing Directors or the Outside Directors) shall have the exclusive power, authority and discretion to administer this Agreement and to exercise all rights and powers specifically granted to them herein, as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power (i) to interpret the provisions of this Agreement and (ii) to make all determinations deemed necessary or advisable for the administration of this Agreement (including, but not limited to, a determination to redeem or not to redeem the Rights, to supplement or amend the Agreement or to find or to announce publicly that a Person has become an Acquiring Person). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) done or made in good faith by the Board of Directors, the Continuing Directors or the Outside Directors, as the case may be, (x) shall be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other Persons and (y) shall not subject the Board of Directors, the Continuing Directors or the Outside Directors to any liability to the holders of the Rights or to any other Person.

         Section 29. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock). The Rights Agent is serving as administrative agent of the Company and is not an agent of the holders of the Rights and/or Right Certificates.

         Section 30. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that, notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Company (with the concurrence of a majority of the Continuing Directors) determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of the Agreement, and if the right of redemption set forth in Section 23 hereof shall have expired, then such right shall be reinstated and shall not expire until the Close of Business on the tenth Business Day following the date of such determination by the Board of Directors. Without limiting the foregoing, if any provision of this Agreement requiring that a determination be made by the Board of Directors of the Company with the concurrence of a majority of the Continuing Directors or Outside Directors or by the Outside Directors is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, then such determination shall be made by such Board of Directors in accordance with applicable law and the Company's Certificate of Incorporation and by-laws.

          Section 31. Governing Law. This Agreement and each Right
Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

               Section 32. Counterparts. This Agreement may be executed in counterparts, in which case each such counterpart shall for all purposes be deemed to be an original but such counterparts together shall constitute one and the same instrument.

               Section 33. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective seals to be hereunto affixed and attested, all as of the day and year first above written.



[SEAL]                                      KUHLMAN CORPORATION



Attest:                                By: /s/ Robert S. Jepson, Jr.
                                         Name: Robert S. Jepson, Jr.
                                         Title Chairman and Chief Executive
By: /s/ Richard A. Walker                          Officer
     Name:  Richard A. Walker
     Title: Secretary



[SEAL]                                 HARRIS TRUST AND SAVINGS BANK,
                                           as Rights Agent


Attest:                                By: /s/ Alma Menendez
                                          Name: Alma Menendez
                                          Title: Trust Officer
By: /s/ Deborah Hokinson
     Name: Deborah Hokinson
     Title: Trust Officer

                                                                  Exhibit A

               RESOLUTIONS AMENDING AND RESTATING THE TERMS OF THE
                 JUNIOR PARTICIPATING PREFERRED STOCK, SERIES A


         WHEREAS, Article Fourth of the Certificate of Incorporation of the Corporation expressly authorizes the Board of Directors of the Corporation to provide for the issuance of shares of Preferred Stock of the Corporation, par value $1.00 per share, in one or more series, and for such consideration or considerations as the Board of Directors may determine, with such voting powers, full or limited, or without voting powers, and with such designations, preferences and relative, participating, optional and other special rights, and qualifications, limitations and other restrictions thereof; and

         WHEREAS, in the judgment of the Board of Directors, it is advisable and in the best interests of this Corporation to establish a series of Preferred Stock designated as "Junior Participating Preferred Stock, Series A," the number of shares of which shall be 200,000.

         NOW THEREFORE, BE IT RESOLVED, that, pursuant to Article Fourth of the Certificate of Incorporation of the Corporation, the Board of Directors of the Corporation hereby establishes a series of Preferred Stock of the Corporation designated as "Junior Participating Preferred Stock, Series A" (the "Series A Preferred"), and the number of shares constituting such series shall be 200,000, with the following voting powers, designations, preferences and relative, participating, optional and other special rights, and qualifications, limitations and other restrictions thereof:

         1.        Dividends and Distributions.

         (A) Subject to the prior and superior rights of the holders of any series of Preferred Shares ranking prior and superior to the shares of Series A Preferred with respect to dividends, the holders of shares of Series A Preferred, in preference to the holders of Common Stock,

$1.00 par value per share, of the Corporation (the "Common Stock"), and of any other shares ranking junior as to dividends to the Series A Preferred, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $15.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred. In the event the Corporation shall at any time declare any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such event.

         (B) The Corporation shall declare a dividend or distribution on the Series A Preferred as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $15.00 per share on the Series A Preferred shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

         (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue and be cumulative from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred entitled to receive payment of a dividend or distribution declared thereon, which record date shall not be more than 60 days prior to the date fixed for the payment thereof.

               2. Voting Rights. The holders of shares of Series A Preferred shall have the following voting rights:

                  (A) Each one-hundredth of a share of Series A Preferred shall entitle the holder thereof to one vote on all matters submitted to a vote of the stockholders of the Corporation.

                  (B) Except as otherwise provided herein or by law, the holders of shares of Series A Preferred and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.
                  (C) Except as set forth herein, holders of Series A Preferred shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action

         3.       Certain Restrictions.

                  (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred as provided in Section 1 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred outstanding shall have been paid in full, the Corporation shall not:

                  (i) declare or pay dividends on, or make any other distributions on, any shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred;

                  (ii) declare or pay dividends on or make any other distributions on any shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred, except dividends paid ratably on the Series A Preferred and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                  (iii) redeem or purchase or otherwise acquire for consideration shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred, provided that the Corporation may at any time redeem, purchase or otherwise acquire any such junior shares in exchange for any shares of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred; or

                  (iv) purchase or otherwise acquire for consideration any shares of Series A Preferred, or any shares ranking on a parity with the Series A Preferred, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of the Corporation unless the Corporation could, under paragraph (A) of this Section 3, purchase or otherwise acquire such shares at such time and in such manner.
         4. Reacquired Shares. Any shares of Series A Preferred purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued Preferred Shares and may be reissued as part of a new series of Preferred Shares to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

           5. Liquidation, Dissolution or Winding Up.

 Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred unless, prior thereto, the holders of shares of Series A Preferred shall have received $100.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, not less than 100 times the aggregate amount to be distributed per share to holders of Common Stock, or
(2) to the holders of shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred, except distributions made ratably on the Series A Preferred and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred were entitled immediately prior to such event under the proviso in clause (l) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such event.

               6. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other shares or securities, cash and/or any other property, then in any such case the shares of Series A Preferred then outstanding shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of shares, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               7. No Redemption. The shares of Series A Preferred shall not be redeemable at the option of the Corporation or of any holder, but the Corporation may acquire shares of Series A Preferred in any manner permitted by law, the provisions hereof and the Certificate of Incorporation of the Corporation.

               8. Rank. The Series A Preferred shall rank junior to all other series of the Corporation's Preferred Shares as to the payment of dividends and the distribution of assets, unless the terms of another such series specify to the contrary.

               9. Amendment. The Certificate of Incorporation of the Corporation shall not be amended in any manner that would materially alter or change the powers, preferences or special rights of the Series A Preferred so as to affect them adversely without the affirmative vote of the holders of two-thirds of the outstanding shares of Series A Preferred, voting together as a single class.

                                                              Exhibit B
                           [Form of Right Certificate]

Certificate No. R-                                        ___________Rights

                  NOT EXERCISABLE AFTER APRIL 30, 2007 OR EARLIER IF NOTICE OF REDEMPTION IS GIVEN. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.001 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. THE RIGHTS SHALL NOT BE EXERCISABLE, AND SHALL BE VOID SO LONG AS HELD, BY A HOLDER IN ANY JURISDICTION WHERE THE REQUISITE QUALIFICATION TO THE ISSUANCE TO SUCH HOLDER, OR THE EXERCISE BY SUCH HOLDER, OF THE RIGHTS IN SUCH JURISDICTION SHALL NOT HAVE BEEN OBTAINED OR BE OBTAINABLE. [THE RIGHTS REPRESENTED BY THIS RIGHT CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF THE RIGHTS AGREEMENT.]*

                                Right Certificate
                               KUHLMAN CORPORATION
         This certifies that         , or registered assigns, is the registered
owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the
         *The portion of the legend in brackets shall be inserted only if applicable.

terms, provisions and conditions of the Rights Agreement dated as of April 30, 1997 (the "Rights Agreement") between Kuhlman Corporation, a Delaware corporation (the "Company"), and Harris Trust and Savings Bank, an Illinois banking association (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such terms are defined in Rights Agreement) and prior to 5:00 P.M. (Savannah, Georgia time) on April 30, 2007 (the "Final Expiration Date") at the corporate trust office of the Rights Agent, or its successor as Rights Agent, one one-hundredth of a share of the Junior Participating Preferred Stock, Series A, no par value, of the Company (the "Series A Preferred Stock"), which fractional share shall be fully paid and nonassessable, at a purchase price of $80.00 per one one-hundredth of a share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the appropriate form of Election to Purchase and the Certificate contained therein duly executed. The number of Rights evidenced by this Right Certificate (and the number of one-hundredths of a share that may be purchased upon exercise thereof) set forth above, and the Purchase Price per one one-hundredth of a share of Series A Preferred Stock set forth above, are the number and Purchase Price as of April 30, 1997, based on the shares of Preferred Stock as constituted on such date.

         Upon the occurrence of a Section 11(a)(ii) Event (as defined in the Rights Agreement), if the Rights evidenced by this Right Certificate are beneficially owned by (i) an Acquiring Person or any Associate or Affiliate thereof (as defined in the Rights Agreement), (ii) a transferee of an Acquiring Person, or of an Associate or Affiliate thereof, after the Acquiring Person becomes an Acquiring Person or (iii) a transferee of an Acquiring Person, or of an Associate or Affiliate thereof, that prior to or concurrently with the Acquiring Person becoming an Acquiring Person received such Rights pursuant to a transfer from the Acquiring Person to holders of equity interests in such Acquiring Person, or pursuant to a transfer to any person with whom or with which the Acquiring Person has any agreement, arrangement or understanding regarding the Rights, or pursuant to a transfer that the Company's Board of Directors has determined is part of a plan, arrangement or understanding having a primary purpose or effect of avoiding this provision, then such Rights shall become null and void.


         As provided in the Rights Agreement, the Purchase Price and the number of shares of Series A Preferred Stock that may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the occurrence of certain events, including Triggering Events (as such term is defined in the Rights Agreement).

         This Right Certificate is subject to all of the terms and conditions of the Rights Agreement, which terms and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and are available without charge upon written request to the Company.

         This Right Certificate, with or without other Right Certificates, upon surrender at the corporate trust office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Series A Preferred Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, then the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Right Certificate may be redeemed by the Company, at its option, by resolution of its Board of Directors, at a redemption price of $.001 per Right at any time prior to the Final Expiration Date.

         No fractions of a share of Series A Preferred Stock (other than fractions that are integral multiples of one one-hundredth of a share of Series A Preferred Stock) will be issued upon exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment will be made as provided in the Rights Agreement

         No holder, as such, of this Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of shares of Series A Preferred Stock or of any other securities of the Company that may at any time be issuable on the exercise of the Rights represented hereby, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

         This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

         WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.


Dated as of

[SEAL]                                         KUHLMAN CORPORATION



                                                By:
                                                      Authorized Officer


Authorized Officer



Countersigned:


HARRIS TRUST AND SAVINGS BANK



By:
 Authorized Officer

                   [Form of Reverse Side of Right Certificate]


                               FORM OF ASSIGNMENT

                (To be executed by the registered holder if such
               holder desires to transfer the Right Certificate.)


FOR VALUE RECEIVED ______________________________________________ hereby sells, assigns and transfers unto
                  (Please print name and address of transferee


this Right Certificate, together with all right, title and interest therein, and
does hereby irrevocably constitute and appoint         attorney to transfer the
within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:


                                                              Signature


Signature Guaranteed:


(Signatures must be guaranteed.)

                                   Certificate


         The undersigned hereby certifies by checking the appropriate boxes that:
         (1) this Right Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement);
         (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:
                                                              Signature

Signature Guaranteed:


(Signatures must be guaranteed.)


                                     NOTICE

         The signature to the foregoing Assignment must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                       FORM OF ELECTION TO PURCHASE (To be
                  executed if holder desires to exercise Rights
                      represented by the Right Certificate)


To KUHLMAN CORPORATION:

         The undersigned hereby irrevocably elects to exercise         Rights
represented by this Right Certificate to purchase the shares of Preferred Stock (or other securities) issuable upon the exercise of the Rights and requests that certificates for such shares be issued in the name of and delivered to:

Please insert social security
or other identifying number:


                         (Please print name and address)



         If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number:


                         (Please print name and address)



Dated:

                                                                       Signature

                                                              (Signature must
                                                              conform in all
                                                              respects to name
                                                              of holder as
                                                              specified on the
                                                              face of this Right
                                                              Certificate.)
Signature Guaranteed:


(Signatures must be guaranteed.)

                                   Certificate

         The undersigned hereby certifies by checking the appropriate boxes that:

         (1) this Right Certificate [ ] is [ ] is not being exercised, sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement)

         (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

         (3) exercising the Right Certificate [ ] will [ ] will not enable the undersigned, its Affiliates, its Associates and/or any other Person with whom or with which the undersigned or any of the undersigned's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting or disposing of securities of the Company, to become an Acquiring Person.



Dated:
                                                         Signature


Signature Guaranteed:


(Signatures must be guaranteed.)


                                     NOTICE

         The signature to the foregoing Election to Purchase must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement of any change whatsoever.

                                                                   Exhibit C

                          SUMMARY OF RIGHTS TO PURCHASE
                                 PREFERRED STOCK


         On April 24, 1997 (the "Rights Dividend Declaration Date"), the Board of Directors of Kuhlman Corporation (the "Company") declared a dividend distribution of one Right (a "Right") for each outstanding share of Common Stock, par value $1.00 per share, of the Company (the "Common Stock") to stockholders of record at the close of business on April 30, 1997 (the "Record Date"). The following is a summary of the terms of the Rights.

         Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Junior Participating Preferred Stock, Series A, no par value, of the Company (the "Series A Preferred Stock") or, in certain circumstances described in the Rights Agreement referred to below, Common Stock, other securities, cash or assets, at a price of $80.00, subject to adjustment (the "Purchase Price"). The description and terms of the Rights are set forth in a Rights Agreement dated as of April 30, 1997 (the "Rights Agreement") between the Company and Harris Trust and Savings Bank, as Rights Agent (the "Rights Agent").

Distribution Date; Transfer of Rights

         Initially, the Rights will not be exercisable, certificates representing the Rights will not be sent to stockholders, and the Rights will trade automatically with the Common Stock. The Rights will separate from the Common Stock and certificates representing the Rights will be distributed upon the earlier of (i) 10 business days following the date (the "Stock Acquisition Date") of a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Common Stock and
(ii) 10 business days following the commencement or announcement of an intention to make a tender offer or exchange offer which, if successful, would cause the bidder to own 15% or more of the outstanding Common Stock (the earlier of such dates being called the "Distribution Date"). The Company expects that the Rights will begin to trade independently at that time. At no time, however, will the Rights have any voting power. Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with the Common Stock, (ii) new Common Stock certificates issued after the Record Date, upon transfer or new issuance of the Common Stock, will contain a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any of the Common Stock certificates will also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificates.

         The Rights are not exercisable until the Distribution Date. The Rights will expire on April 30, 2007, unless earlier redeemed by the Company as described below.

Exercise of Rights for Shares of Common Stock of the Company

         In the event ("a Section 11(a)(ii)Event") that any person becomes an Acquiring Person at any time after the Rights Dividend Declaration Date, after the Distribution Date each holder of a Right will have the right to receive, upon exercise and except as otherwise provided in the Rights Agreement, shares of Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the Purchase Price of the Right then in effect. Notwithstanding the foregoing, upon the occurrence of a Section 11(a)(ii) Event, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void.
Exercise of Rights for Shares of an Acquiring Company
         In the event (a "Section 13 Event") that, following the Stock Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction or (ii) 50% or more of the Company's assets, cash flow or earning power is sold or transferred, then, except as otherwise provided in the Rights Agreement, each holder of a Right (except Rights that have been voided) shall thereafter have the right to receive, upon exercise, the common stock (or other capital stock) of the acquiring company having a value equal to two times the exercise price of the Right then in effect.

Adjustments to Purchase Price

         The Purchase Price payable, and the number of shares of Series A Preferred Stock (or other securities or property) issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series A Preferred Stock, (ii) upon the grant to holders of the Series A Preferred Stock of certain rights or warrants to subscribe for Series A Preferred Stock or convertible securities at less than the current market price of the Series A Preferred Stock or (iii) upon the distribution to holders of the Series A Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends and dividends payable in Series A Preferred Stock) or of subscription rights or warrants (other than those referred to above). The number of Rights and number of shares of Series A Preferred Stock issuable upon the exercise of each Right are also subject to adjustment in the event of a stock split, combination or stock dividend on the Common Stock.

         With certain exceptions, no adjustment in the Purchase Price will be required until the time at which cumulative adjustments require an adjustment of at least 1% of the Purchase Price. No fractional shares of Series A Preferred Stock will be issued (other than fractions that are integral multiples of one one-hundredth of a share of Series A Preferred Stock, which may, upon the election of the Company, be evidenced by depositary receipts), and, in lieu thereof, an adjustment in cash will be made based on the market price of the Series A Preferred Stock on the last trading date prior to the date of exercise.

Redemption of Rights

         At any time prior to the earliest to occur of the Stock Acquisition Date, the Distribution Date and the Final Expiration Date, the Company may, at its option, by resolution of its Board of Directors, redeem all but not less than all of the then outstanding Rights at a redemption price of $.001 per Right, subject to adjustment (the "Redemption Price"). Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

         Each share of Series A Preferred Stock purchasable upon exercise of the Rights will be entitled to receive, subject to a minimum dividend of $60 per year, a dividend of 100 times the dividend declared on the shares of Common Stock. In the event of liquidation, the holders of the shares of Series A Preferred Stock will be entitled to receive, subject to a minimum liquidation payment of $100 per share, an aggregate liquidation payment equal to 100 times the payment made per share of Common Stock. Each share of Series A Preferred Stock will have one hundred votes, voting together with the shares of Common Stock. In the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged, each share of Series A Preferred Stock will be entitled to receive 100 times the amount and type of consideration received per share of Common Stock. The rights of the shares of Series A Preferred Stock as to dividends and liquidation, and in the event of mergers and consolidation, are protected by antidilution provisions.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income if the Rights become exercisable for Common Stock (or other consideration) of the Company or for


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common stock of an acquiring company as set forth above.

Amendments to Terms of the Rights

         Prior to the first to occur of the Stock Acquisition Date and the Distribution Date, and subject to the last sentence of this paragraph, the Company may, by resolution of its Board of Directors, amend any provision of the Rights Agreement in any respect whatsoever without the approval of any Common Stock holders. From and after the first to occur of the Stock Acquisition Date and the Distribution Date, and subject to the last sentence of this paragraph, the Company may, by resolution of its Board of Directors (which resolution shall be effective only with the concurrence of a majority of the Continuing Directors and only if the Continuing Directors constitute a majority of the number of directors then in office), amend the Rights Agreement without the approval of any holders of Rights in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained therein that may be defective or inconsistent with any other provisions therein, (iii) to shorten or lengthen any time period provided for therein or (iv) to supplement or amend any other provisions of the Rights Agreement in any manner that the Company may deem necessary or desirable and that shall not adversely affect the interests of the holders of Rights (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person); provided, however, that the Rights Agreement may not be amended to lengthen, pursuant to clause (iii), (A) a time period relating to when the Rights may be redeemed or to modify the ability (or inability) of the Board of Directors of the Company to redeem the Rights, in either case at such time as the Rights are not then redeemable, or (b) any other time period provided for herein unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of or the benefits to the holders of the Rights (other than an Acquiring Person or an Affiliate or Associate of any such Person). Notwithstanding anything in the Rights Agreement to the contrary, no amendment shall be made on or after the first to


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occur of the Stock Acquisition Date and the Distribution Date that changes the
Redemption Price, the Final Expiration Date, the Purchase Price or the number of one-hundredths of a share of Preferred Stock for which a Right is then exercisable.

         The term "Continuing Directors" means any member of the Board of Directors of the Company who was a member of the Board at the date of the Rights Agreement, and any person subsequently elected to the Board if recommended or approved by a majority of the Continuing Directors, but shall not include an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or any representative of any of the foregoing persons.

         A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A. Copies of the Rights Agreement are available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, as it may be amended from time to time, which is incorporated herein by reference.



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